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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 22, 2000


                          NETLOJIX COMMUNICATIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                        0-27580                87-0378021

          (COMMISSION FILE NUMBER) (I.R.S. EMPLOYER IDENTIFICATION NO.)


                501 BATH STREET, SANTA BARBARA, CALIFORNIA 93101

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                (805) 884-6300

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 22, 2000, NetLojix Communications, Inc. (the "Registrant" or "NetLojix") acquired CW Electronic Enterprises, Inc., an Illinois corporation doing business as "CWE(2) Network Systems" ("CWE(2)"). The acquisition of CWE(2) (the "Acquisition") was accomplished by means of the reverse triangular merger of NetLojix's wholly-owned subsidiary, CWE Acquisition Corporation ("Mergersub"), with and into CWE(2). As a result of the Acquisition, CWE(2) is now a wholly-owned subsidiary of NetLojix.

The Acquisition was accomplished pursuant to an Agreement and Plan of Reorganization dated as of September 19, 2000 (the "Agreement and Plan of Reorganization"), among NetLojix, CWE(2), Mergersub and Duane E. Werth and Karen
L. Werth (the "Werths"). The Werths owned approximately 90% of the outstanding capital stock of CWE(2). The remaining 10% of CWE(2)'s capital stock was owned by 15 individuals, substantially all of whom are employed by CWE(2).

In connection with the Acquisition, the outstanding shares of CWE(2) capital stock were exchanged for a total of (i) 499,999 newly-issued shares of NetLojix common stock and (ii) $150,002 in cash. The Acquisition consideration is subject to a post-closing reduction if the net book value of CWE(2) on the date of closing is less than an agreed amount. Of the NetLojix shares received by the Werths in the Acquisition, 100,000 shares are being held in an escrow for one year to provide protection for NetLojix. NetLojix funded the cash portion of the Acquisition consideration from working capital.

The shares of NetLojix common stock issued in the Acquisition were not registered under federal or state securities laws. No underwriters were used in this transaction and none of such shares were issued publicly. NetLojix relied on the exemptions from registration provided by Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The persons receiving shares were the 17 shareholders of CWE(2). These persons are believed by NetLojix to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. NetLojix made available to the recipients of such common stock all material information with respect to NetLojix. Each such person signed an agreement containing appropriate investment representations and covenants.

The value of the Acquisition consideration on the date of closing of the transaction was approximately $1.1 million, including NetLojix's costs of the Acquisition. This amounts to slightly more than 10% of NetLojix's total assets as of December 31, 1999. The transaction does not meet the standards for significance set forth in Rule 3-05(b) or Rule 11-01(b) of Regulation S-X. Accordingly, NetLojix is not required to file historical financial statements or pro forma financial information with respect to CWE(2).

CWE(2) is a systems integration, technical support and web development company for mid-sized businesses in the Midwest. CWE(2) has 200 active customers, including ABN-AMRO Bank N.A.


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CWE(2)'s most recent fiscal year ended September 30, 1999. On that date,
CWE(2) had total assets of approximately $800,000. CWE(2)'s principal offices are located in Arlington Heights, Illinois.

The parties intend that the Acquisition will constitute a "tax-free" reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. NetLojix will account for the Acquisition using the purchase method, and NetLojix will record the results of operations of CWE(2) from the date of the Acquisition forward.

Attached as Exhibit 99.1 is NetLojix's press release regarding the Acquisition.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         No financial statements are required by Rule 3-05(b) of Regulation S-X.

(b)   PRO FORMA FINANCIAL INFORMATION.

         No pro forma financial information is required by Article 11 of Regulation S-X.

(c)   EXHIBITS.

2.1 Agreement and Plan of Reorganization dated as of September 19, 2000, among the Registrant, CW Electronic Enterprises, Inc., CWE Acquisition Corporation and Duane E. Werth and Karen L. Werth.

99.1     Press Release, dated September 26, 2000, of the Registrant.


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         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NETLOJIX COMMUNICATIONS, INC.



Dated: October 5, 2000                 By:        /s/ ANTHONY E. PAPA
                                          ------------------------------------
                                          Anthony E. Papa
                                          Chairman and Chief Executive
                                          Officer













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